UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 1, 2006
Z-Axis Corporation
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-11284 (Commission File Number)	84-0910490 (I.R.S. Employer Identification No.)
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(303) 713-0200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On August 28, 2006, the line-of-credit agreement between Z-Axis Corporation (the “Company”) and Colorado Business Bank (the “Bank”) that had previously matured was renewed by agreement of the parties. The terms of the renewed line-of-credit provide that the current balance outstanding of $230,000 be paid down to $215,000 by September 2, 2006. Thereafter, the line will be capped at $200,000 as of October 2, 2006 and at $185,000 as of November 2, 2006. The line-of-credit carries a Bank prime rate plus 1.5% floating rate and matures on December 2, 2006. The line-of-credit is secured by the business assets of the Company including accounts receivable, inventory, property, equipment, negotiable instruments and all other intangible assets, and is personally guaranteed by Mr. Alan Treibitz, the Chief Executive Officer of the Company. The covenants require that the Company maintain a minimum net worth of $500,000 and the debt to tangible net worth ratio shall not exceed 2.2X. All other covenants remain in effect, including those pertaining to restrictions on dividend payments, incurring additional debt, mergers and acquisitions and disposition of assets. Subject to Alan Treibitz and Stephanie Kelso being majority owners of a new entity in conjunction with the proposed sale of the Company’s existing operations and the proposed concurrent exchange with Silicon Mountain Memory, Incorporated (“SMM”), the Bank has provided its approval for the Company to proceed with these transactions and has agreed not to hold SMM liable for the repayment of the line-of-credit.
The line-of-credit is subject to acceleration upon the occurrence of an Event of Default, as defined in the line-of-credit agreement, subject to certain cure rights, including in pertinent part the following defaults: (i) failure to make any payment when due; (ii) failure to perform or observe covenants; (iii) insolvency of the Company; and (iv) certain judgments or levies against the Company.
In addition to renewal of the line-of-credit agreement, the Bank waived all past covenant violations in consideration of a payment of $1,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the line of credit agreement described in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.:	Description:

10.1	Letter from Colorado Business Bank to Z-Axis Corporation dated August 28, 2006 re: covenant waiver
10.2	Letter from Colorado Business Bank to Z-Axis Corporation dated August 28, 2006 re: renewal of line-of-credit
10.3	Line-of-credit change in terms agreement, disbursement request and authorization, and commercial guaranty, all dated August 28, 2006, by and among Colorado Business Bank, Z-Axis Corporation and Alan Treibitz, as guarantor

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z-AXIS CORPORATION
By:	/s/ Stephanie S. Kelso
Stephanie S. Kelso
President

Date: September 1, 2006

Exhibit Index

Exhibit No.	Description

EX-10.1	Letter from Colorado Business Bank to Z-Axis Corporation dated August 28, 2006 re: covenant waiver

EX-10.2	Letter from Colorado Business Bank to Z-Axis Corporation dated August 28, 2006 re: renewal of line-of-credit

EX-10.3	Line-of-credit change in terms agreement, disbursement request and authorization, and commercial guaranty, all dated August 28, 2006, by and among Colorado Business Bank, Z-Axis Corporation and Alan Treibitz, as guarantor